As filed with the Securities and
                   Exchange Commission on ___________________
                           File No. _________________

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933

                     BOULDER CAPITAL OPPORTUNITIES III, INC.
             (Exact Name of Registrant as Specified in its Charter)


COLORADO                 0-22273                           84-1383888
-------------            -------------------               -------------------
(State of               (Commission File No.)              (IRS Employer ID No.)
Incorporation)

                 15662 COMMERCE LANE, HUNTINGTON BEACH, CA 92649
                         -------------------------------
                    (Address of Principal Executive Offices)

                1998 EMPLOYEE/CONSULTANT STOCK COMPENSATION PLAN
                        ---------------------------------
                              (Full Title of Plan)

 ALEX MARDIKIAN, VICE PRESIDENT, 15662 COMMERCE LANE, HUNTINGTON BEACH, CA 92649
              ---------------------------------------------------
                    (Name and Address of agent for service)


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: X

                         CALCULATION OF REGISTRATION FEE

                                  Proposed(1)(2)   Proposed(2)(3)

Title of                          Maximum          Maximum

Securities       Amount           Offering         Aggregate        Amount of

to be            to be            Price            Offering         Registration

Registered       Registered(4)    Per Share        Price            Fee (3)

Common Stock     500,000          $.10             $50,000          $125.00

         (1) The securities registered hereunder are shares of the registrant's common stock, $.001 par value.

         (2)      Estimated for purpose of calculating the registration fee.

         (3) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended, and based upon the average of the bid and ask prices per share of the Registrant's Common Stock on a date within five (5) days prior to the date of filing of this Registration Statement, if any, as quoted on Nasdaq. (Since no quote is now published, it was assumed at $.10 for purposes only of calculating the filing fee).

         (4) Shares of the registrant's common stock issuable to consultants under the registrant's 1998 Employee/Consultant Stock Compensation Plan.

Item 3.  Incorporation of Certain Documents by Reference.

The following documents are following by reference into the registration statement:

(a) -1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, Form 10-QSB for March 31, 1998, Form 14f for July 16, 1998, Form 8-K for July 6, 1998 and Form 8-K for July 23, 1998, and all other reports filed pursuant to section 13(a) or 15(d) since the end of the year covered by above annual report.

(a) -2.  The Company's Registration Statement on Form 10 File No. 0-22273.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

The description of the Company's common stock which is contained in the Company's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

Common Stock:

Securities are registered under Section 12 of the Exchange Act.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Colorado Business Corporation Act (the "Act") provides that a corporation may indemnify a director or officer of the corporation and to purchase and maintain liability insurance for those persons as, and to the extent permitted by the Act.

The Company's Bylaws limits directors' liability for monetary damages for breaches of their duties of care owed the Company to the fullest extent permitted by Colorado law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Does not apply.

ITEM 8. EXHIBITS.

         5.1 Opinion of Michael A. Littman regarding the legality of the securities being offered hereby.

         10.1     Employee Compensation Plan

         24.1     Consent of Wayne Voigt, CPA

         24.2     Consent of Michael A. Littman (contained in Exhibit 5.1)

         24.3 Consent of Schumacher & Associates, Inc., Certified Public Accountants

ITEM 9. UNDERTAKINGS.

The undersigned hereby undertakes:

         (1)(a) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.

(2) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

(3) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act pursuant to section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.

(4) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Huntington Beach, California, on the 29th day of July, 1998.

BOULDER CAPITAL OPPORTUNITIES III, INC.


By:/s/Robert Soehngen
-------------------------
         President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                              Date


/s/Robert Soehngen                President & Director,           July 29, 1998

_____________________             Secretary & Director        __________________

/s/Alex Mardikian                 Vice President & Director       July 29, 1998

_____________________             Director                    __________________

_____________________             Director                    __________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549







                           --------------------------



                                    EXHIBITS



                                       TO


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                           ---------------------------



                     BOULDER CAPITAL OPPORTUNITIES III, INC.

                                  EXHIBIT INDEX



Exhibit
NUMBER



5.1 Opinion of Michael A. Littman regarding the legality of the securities being offered hereby.

10.1     Employee/Consultant 1998 Compensation Plan

24.1     Consent of Wayne Voigt, CPA.

24.2     Consent of Michael A. Littman
         (contained in Exhibit 5.1)

24.3     Consent of Schumacher & Associates, Inc., Certified Public Accountants